UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 8, 2002

Braintech, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

0-24911
(Commission File Number)

98-0168932
(IRS Employer Identification No.)

930 West 1st Street, Unit #102, North Vancouver, BC, Canada, V7P 3N4
(Address of principal executive offices and Zip Code)

(604) 988-6440
(Registrant's telephone number, including area code)

not applicable
(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure

On August 8, 2002, we appointed Lionel Dodd to our board of directors. Mr. Dodd's business experience includes President and Chief Executive Officer of Versacold Corporation and of GW Utilities Limited, Chief Operating Officer of O&Y Enterprises Inc., Senior Vice President and Chief Financial Officer of Gulf Canada Limited and Controller of Ford Motor Company of Canada Limited. Mr. Dodd has served on more than 20 boards in Canada and the United States.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAINTECH, INC.

/s/ Edward White
By: Edward White
Chief Financial Officer
Date: August 8, 2002